POWER OF ATTORNEY


          We, the undersigned officers and directors of Chesapeake Energy Corporation (hereinafter, the "Company") and trustee of the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan") hereby severally constitute Aubrey K. McClendon, Tom
L. Ward and Marcus C. Rowland, and each of them, severally, our true and lawful attorneys in fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, or as trustee of the Plan, one or more Registration Statements on Form S-8, and any amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933 (i) shares of the Company's Common Stock, par value $.10 per share, to be distributed pursuant to the Plan and (ii) interests in the Plan, each as it may be amended from time to time, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          DATED this 28th day of June, 1996.


AUBREY K. MCCLENDON                    TOM L. WARD
Aubrey K. McClendon, Chairman          Tom L. Ward, President and Director
of the Board and Chief Execu-
tive Officer (Principal                RONALD A. LEFAIVE
Executive Officer)                     Ronald A. Lefaive, Controller
                                       (Principal Accounting Officer)
MARCUS C. ROWLAND
Marcus C. Rowland, Vice                BREENE M. KERR
President - Finance and Chief          Breene M. Kerr, Director
Financial Officer (Principal
Financial Officer)                     FREDERICK B. WHITTEMORE
                                       Frederick B. Whittemore, Director
E. F. HEIZER, JR.
E. F. Heizer, Jr., Director            JANICE A. DOBBS
                                       Janice A. Dobbs, Plan Trustee
SHANNON SELF
Shannon Self, Director

WALTER C. WILSON
Walter C. Wilson, Director